EXHIBIT 99

CONTACT:	John Zettler 715 836-9994 x109
DATE:	July 21, 2006
FOR IMMEDIATE RELEASE

CITIZENS COMMUNITY BANCORP
ANNOUNCES QUARTERLY DIVIDEND

EAU CLAIRE, Wisc. -- Citizens Community Bancorp (OTC Bulletin Board: CZWI.OB), the holding company for Citizens Community Federal, today announced a quarterly dividend of 5 cents per share.

The cash dividend is payable on August 17, 2006 to shareholders of record as of the close of business on August 3, 2006. This represents the ninth quarterly dividend paid by Citizens Community Bancorp since its mutual to stock conversion in March 2004.

Citizens Community Federal is headquartered in Eau Claire, Wisc., and operates twelve full service banking offices.

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